SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only (as
         permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           DAMEN FINANCIAL CORPORATION
                (Name of Registrant as Specified in its Charter)

          PAUL J. DUGGAN AND THE COMMITTEE TO ENHANCE SHAREHOLDER VALUE
             (Name of Person(s) Filing Proxy Statement if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee  computed  on  table  below  per  Exchange  Act
         Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                                 PAUL J. DUGGAN
                 AND THE COMMITTEE TO ENHANCE SHAREHOLDER VALUE

                        AN EXTREMELY IMPORTANT MESSAGE TO
                    DAMEN FINANCIAL CORPORATION STOCKHOLDERS



                                                               February 25, 1999
To My Fellow Stockholders:

This week, Damen Financial announced it has entered into an Agreement with MidCity Financial Corporation under which MidCity will acquire all the outstanding shares of Damen and cause Damen to merge with a wholly owned subsidiary of MidCity. Damen also changed the annual meeting date to March 12, 1999.

It is  clear to us that  our  slate of  director  nominees  has  ALREADY  MADE A
DIFFERENCE for Damen's shareholders. We believe that our efforts are at least partially responsible for management's decision to sell the company. DO YOU THINK MANAGEMENT WOULD HAVE ENTERED INTO A DEAL TO SELL THE COMPANY IF WE HAD NOT BEEN PUSHING THEM TO TAKE ACTION SINCE 1997? We believe you will do better in any sale of Damen if our slate of independent directors is there to make sure that this transaction is the best possible deal for ALL shareholders. If elected, we pledge to review and complete the MidCity transaction or, if possible, seek to create an auction to achieve an even better offer for Damen.

THIS PROXY FIGHT IS NOT OVER. Do not be swayed by anything management may try to tell you in its next letter. Let us finish the job we started .... AND FIGHT FOR
THE BEST POSSIBLE PRICE FOR ALL DAMEN SHAREHOLDERS. By the way, management will receive over $1,450,000 in severance payments if this deal goes through.


This is the key question you should consider: who do YOU trust to finish the job of getting the best possible price for Damen? If you agree that the answer is our slate of independent director nominees, you owe it to yourself to support our candidates and vote FOR Paul J. Duggan, Vincent Cainkar and J. Dennis Huffman.

          If you want to vote for our director nominees--and we urge that you do--please sign, date and return the enclosed BLUE proxy today. IF THE LAST PROXY YOU RETURNED WAS A BLUE PROXY, YOU NEED NOT RETURN THE ENCLOSED PROXY CARD.


Thank you for your time and attention to this very important matter.

                                            Very truly yours,

                                         /S/Paul J. Duggan
                                            Paul J. Duggan and
                                            The Committee to Enhance Shareholder
                                            Value

                 A SPECIAL MESSAGE TO BROKERAGE FIRM CUSTOMERS:


If your shares are held in the name of a brokerage firm, please return your BLUE proxy or contact your broker and direct him or her to vote for the Committee on the BLUE proxy. If you have any questions you can reach Mr. Duggan toll free at
(888) 522-5332 or call The Altman Group collect at (212) 681-9600.